** DATA PAGE **                                 CONTRACT NUMBER



                                                   ANNUITANT




                                             RIGHT TO EXAMINE AND
                                               RETURN CONTRACT
                                                WITHIN 20 DAYS




                                    You may return this contract within 20 days after receiving it. It may be delivered or mailed to us or the agent through whom it was purchased. The contract shall then be deemed void from the start. Any premium paid will be returned.



                                              INDIVIDUAL VARIABLE
                                                    ANNUITY
                                                (TAX QUALIFIED)

                                    Funds in one or more Divisions of Separate
                                    Account No. 2 and General Account.

                                    All installments and values provided by
                                    this contract, when based on investment
                                    experience of one or more Division of
                                    Separate Account No. 2, are variable and are not guaranteed as to fixed dollar amounts.




This contract is a legal contract between the Group Contract owner and General American.
PLEASE READ YOUR CONTRACT CAREFULLY.

ISSUED BY:  GENERAL AMERICAN LIFE INSURANCE CO.
            A Mutual Company
            P.O. BOX 14490
            ST. LOUIS, MISSOURI 63178


10014                               0.01

                      ALPHABETIC GUIDE TO YOUR CONTRACT
Page                                            Page
4.03  Addition, Deletion, or Substitution       1.02  Endorsements
      of Investments                            0.02  Notice of Annual Meeting
4.02  Accumulation Provision                    6.01  Persons with an Interest in the
7.02  Annuity Option Table                            Contract
5.01  Annuity Provisions                        3.02  Reinstatement
4.03  Benefits on Lapse or Surrender            3.02  Stipulated Payments
1.01  Contract Specifications                   7.01  Table of Guaranteed Accumulation
6.01  Death Benefit                                   (Non-Forfeiture) Values
3.01  Definitions                               6.02  The Contract
3.03  Dividends                                 4.02  Transfers
3.03  Dividend Options                          4.01  Valuation Provisions

Supplemental Agreements, Modifications and Amendments, if any, and a copy of the Application are found following the final section.


                        NOTICE OF ANNUAL MEETING

Our annual meeting for the election of directors and the transaction of other business is held each year at our Home Office in St. Louis, Missouri. The meeting is at 9:00 a.m. on the fourth Tuesday in January. We are a mutual company owned by our policyowners. Each policyowner is entitled to vote at such elections and to participate in such meetings.


                                    0.02

                        CONTRACT SPECIFICATIONS


CONTRACT NUMBER

ANNUITANT

AGE AT ISSUE

SEX

DATE OF ISSUE

MATURITY DATE

GENERAL ACCOUNT MAXIMUM WITHDRAWAL PERCENTAGE LIMIT           25%

                 BENEFITS (As specified in
      FORM          contract and in any           ANNUAL      PAYMENT
     NUMBERS      Supplemental Agreement)          COST       PERIOD
     -------      -----------------------          ----       ------
                 Total Initial Annual Cost

Total initial amount payable at -------- intervals:

THE DUE DATES OF PAYMENTS AFTER THE FIRST ARE MEASURED FROM THE DATE OF ISSUE AND ARE AT THE INTERVALS SPECIFIED ABOVE UNLESS SUCH INTERVAL IS CHANGED.

THE AMOUNT PAYABLE ON THE DUE DATES MAY CHANGE IF ANY OF THE BENEFITS ARE CHANGED IN ACCORDANCE WITH THE PROVISIONS OF THE CONTRACT OR ANY SUPPLEMENTAL AGREEMENT OR IF ANY OF THE BENEFITS HAS AN ANNUAL COST INDICATED ABOVE AS
COMPUTED EACH YEAR.                                                    --
-------------

WHEN THE PREMIUM FOR ANY SUPPLEMENTAL AGREEMENT IS NO LONGER PAYABLE. THE TOTAL ANNUAL COST WILL BE REDUCED ACCORDINGLY.

Variable Annuity Stipulated Payment:

Accumulation Allocation:

Supplemental Agreement Premiums:


                                    1.01

                        1.    DEFINITIONS IN THIS CONTRACT


WE, US AND OUR          General American Life Insurance Company.

YOU, YOUR               The owner of this contract. The owner is as shown in
                        the application unless later changed as provided in this contract. The owner may be someone other than the Annuitant.

AGE Age means the Annuitant's age at his or her nearest birthday.

ANNUITANT               The individual who will receive benefits from the
                        contract when an annuity installment is elected.

BENEFICIARY             The person named in the application or by later
                        designation to receive the proceeds in the event of the Annuitant's death.

PROCEEDS The amount we are obligated to pay under the terms of this contract, when it is surrendered, matures or when the Annuitant dies. This amount will be reduced by any partial withdrawals.

SEPARATE ACCOUNT        Separate Account No. 2, a segregated investment
                        account created by us to receive premiums for this contract. Separate Account No. 2 has several
                        Divisions, which correspond to various funds offered by General American Capital Company. Each fund consists of a specialized investment portfolio, and all are described in the prospectus for General
                        American Capital Company.

                              The assets of Separate Account No. 2 are held separately from the assets held in the General Account. Separate Account assets will consist solely of shares in the funds of General American Capital Company. Income, gains, and losses whether or not realized --- from these shares will be credited to or charged against the account without regard to our other income, gains, or losses.

                              Assets held by Separate Account No. 2 will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account No. 2 which are in excess of the reserves and other contract liabilities of Separate Account No. 2.

                              Separate Account No. 2 is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account No. 2 is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri.

GENERAL ACCOUNT         An account which consists of all of our assets other
                        than those in Separate Account No. 2 or any other segregated investment account.

ACCUMULATED             This is the value, prior to maturity, of all purchase
VALUE                   payments plus all interest credits or all gains and
                        losses, less the total of any amounts withdrawn and withdrawal charges which have been assessed.

GENERAL AMERICAN        A company we control which is registered with the
CAPITAL COMPANY         Securities and Exchange Commission of the U.S.
                        Government as an investment management company.

FUND                    One of the investment portfolios of General American
                        Capital Company.

NET ACCUMULATED         This is the accumulated value reduced by any
VALUE                   applicable withdrawal charges.

VALUATION               A valuation period for the Assets in Divisions of
OF ASSETS               Separate Account No. 2 is the


                                    3.01
                        period between successive Business Days. It begins at the close of business each Business Day and ends at the close of business of the next succeeding Business Day.

ACCUMULATION            This is an accounting device that we use to determine
UNIT                    the value of your contract prior to the annuity
                        commencement date.

ANNUITY UNIT            This is an accounting device that we use to determine
                        the amount payable under this contract on and after the annuity commencement date.

CONTRACT                The same day and month as the date of issue for each
ANNIVERSARY             succeeding year that this contract remains in force.

BUSINESS DAY            This is a day on which both we and the New York Stock
                        Exchange are open for business.

WRITTEN REQUEST         This must be supplied in written form satisfactory to
                        us, signed by you, and filed in our Home Office in St. Louis, Missouri.


                        2.    STIPULATED PAYMENTS

                        Each stipulated payment is payable at the Home Office of the company in St. Louis, Missouri. The due dates of the stipulated payments are shown on the Policy Specifications page. You may change the frequency at which stipulated payments are to be made at any time.

                        Your first stipulated payment is shown on the Policy Specifications page. You may increase or decrease subsequent stipulated payments at any time. The minimum amount of stipulated payments is $25.00 per month.

                        3.    REINSTATEMENT

                        You may reinstate benefits provided by any supplemental agreement attached to this contract by providing evidence of insurability satisfactory to the Company. You must comply with the reinstatement provisions incorporated in such supplemental agreement.

                        4.    DIVIDENDS

ANNUAL DIVIDENDS        Your contract shares in our divisible surplus while it
                        is in force prior to the annuity commencement date. Each year we will determine the share of divisible surplus, if any, accruing to your contract. Investment results are credited directly through the changes in the value of the accumulation units and annuity units. Also, most mortality and expense savings are credited directly through decreases in the appropriate charges. Therefore, the Company expects little or no divisible surplus to be credited to your contract.

DIVIDEND                You may choose one of the following options:
OPTIONS

                        OPTION 1.   CASH. Paid in cash.

                        OPTION 2.   REDUCE STIPULATED PAYMENT. Used to pay part
                                    or all of the stipulated payment on your contract.

                        OPTION 3.   DEPOSITS. Left with the company to
                                    accumulate at interest. The interest rate will be determined by us from time to time.
                                    This rate will never be less than 4.0
                                    percent per year, compounded annually.

                        You may choose a dividend option within 31 days after a dividend is credited. If you do not, we will credit the dividend under Option 3 until such time as you request a different option.

                        You may withdraw in cash the entire dividend deposit, or any part of it, if you provide a proper written request. The premium for any supplemental agreement may not be paid from any dividend deposits remaining with the company. When your contract matures, dividend deposits will be payable as part of the contract proceeds.

                                    3.02

                        5.    VALUATION PROVISIONS

NET INVESTMENT          The General Account net investment factor for any
FACTOR                  Business Day is 1.0 plus a rate of investment income
                        that we will declare in advance. We guarantee that the rate will be no less than 4 percent per year compounded annually.

                        The Separate Account will have a net investment factor for any Business Day which is the aggregate of the Net Investment Factor of its various Divisions. A Division's Net Investment Factor measures the investment performance of such Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

                                    The value of the assets at the end of the preceding valuation period; plus

                                    The investment income and capital gains --- realized or unrealized credited to the assets in the valuation period for which the net investment factor is being determined; minus

                                    The capital losses, realized or unrealized, charged against those assets during the valuation period; minus

                                    Any amount charged against each Division for taxes, or any amount we at aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                                    A charge not to exceed (.002753) 96 of the assets for each day in the valuation period. This corresponds to 1.00% per year for mortality and expense risks; divided by

                                    The value of the assets at the end of the preceding valuation period.

ACCUMULATION            The initial value of each Division of Separate Account
UNIT VALUE              No. 2's accumulation unit was established at $10.00 as
                        of the end of the Business Day on October 1, 1987. This value may increase or decrease from day to day based on investment results. The value of a General Account accumulation unit was established at $10.00 as of the end of the Business Day on April 1, 1982. The value of the respective accumulation unit is determined at the end of any later Business Day. The value is determined by multiplying the accumulation unit value for the end of the immediately preceding Business Day by the net investment factor for such later Business
                        Day.

ANNUITY UNIT            The initial value of an Annuity Unit in a Division of
VALUE                   Separate Account No. 2 was established at $10.00 as of
                        the end of the Business Day on October 1, 1987. This value may increase or decrease from day to day based on investment results. The value of a General Account
                        Annuity Unit was established at $10.00 at the end of the Business Day on April 1, 1982. The value of the respective annuity unit is determined at the end of any later Business Day.

                        The value is determined by multiplying such value for the end of the preceding Business Day by the product of (a) .99989256 once for each calendar day between the end of the sixth preceding Business Day and the end of the fifth preceding Business Day and (b) the net investment factor for the fifth Business Day preceding such Business Day.

VALUATION               Assets in a Division of Separate Account No. 2 shall
OF ASSETS               be valued at the end of each Business Day at their fair
                        market value or, where there is no readily available market, at their fair value as determined by us, in accordance with recognized accounting procedures. Direct expenses involved in the purchase or sale of assets for a Division of Separate Account No. 2, including, but not limited to, brokerage commission, exchange fees, taxes, and postage, shall be included in such valuation.


                                    4.01

                        6.    ACCUMULATION PROVISIONS

ALLOCATION OF           The stipulated payments will be allocated between any or
STIPULATED              all of the Divisions of Separate Account No. 2 and the
PAYMENTS                General Account in the proportion shown on the Policy
                        Specifications page or as you may choose at a later date. You may elect an allocation to a Division of Separate Account No. 2 between zero percent and 100 percent in multiples of one percent with the balance being allocated to the General Account, provided that the amount allocated to any Division of Separate Account
                        No. 2 must be at least $25.00. Such allocation may be changed by written notice submitted to us with the stipulated payment.

NET STIPULATED          We will deduct from any payment the premium for any
PAYMENT                 benefits provided by a supplemental agreement. The
                        remainder will be the stipulated payment. We may deduct applicable premium taxes or we may defer deduction of the premium taxes until the annuity commencement date, if permitted by state law. The remaining balance is the net stipulated payment.

ACCUMULATION            The number of Accumulation Units that we will credit to
UNITS                   each account is determined by dividing the portion of
                        the net stipulated payment for that account by the Accumulation Unit value for that account at the end of the Business Day coincident with or next following the day on which the stipulated payment is received by us at the Home Office. The number of Accumulation
                        Units so determined will not be affected by any subsequent changes in the values of the Accumulation
                        Units. The Accumulation Unit value of the General
                        Account will increase at a rate not less than the guaranteed rate, and the Accumulation Unit value of the Division of Separate Account No. 2 may increase or decrease from day to day based on investment results.

PARTIAL                 At any time while the Annuitant is living and prior to
WITHDRAWAL              the maturity date, you may make a partial withdrawal of
                        a portion of the Accumulated Value of this contract from one or more of the Divisions of Separate Account No. 2 or the General Account by giving us a written request.
                        However, the amount may not be less than $100.00. Unless you tell us otherwise in the request, the withdrawal will be made based on the current allocation of contributions to the General Account and the Divisions of Separate Account No. 2. The amount of the withdrawal will be deducted from the Accumulated Value of the General Account and Divisions of Separate Account No. 2 as of the date of withdrawal and a withdrawal charge will be deducted from your Accumulated Value. (See
                        Contingent Deferred Sales Charge in Benefits on Lapse or
                        Surrender, Section 9.

                        7.    TRANSFERS

                        You may transfer amounts as follows:

                              Between the General Account and one or more of the Divisions of Separate Account No. 2; or

                              Among the Divisions of Separate Account No. 2.

                        These transfers will be subject to the following rules:

                              We must receive a written request for transfer.

                              Transfers from or among the Divisions of Separate Account No. 2 may be made at any time and must be at least $100.00 or the entire amount of a Division, if smaller. Transfers from the General Account to Separate Account No. 2 may be made once each year on the contract's anniversary date and must be at least $100.00. The maximum allowable shall be a percentage, as set forth on the Contract Specifications page, of the contract accumulated value on the prior contract anniversary.

                        We may revoke or modify the transfer privilege at any time, including the minimum amount for a transfer and the transfer charge, if any.


                                    4.02

                        8.    ADDITION, DELETION, OR SUBSTITUTION OF INVESTMENTS

                        We reserve the right, as far as the law allows, to make additions to, deletions from, or substitutions for the shares of a Fund that are held by Separate Account No. 2 or that Separate Account No. 2 may purchase. We reserve the right to eliminate the shares of any of the Funds of General American Capital Company and to substitute shares of another Fund of General American Capital Company or of another registered open-end investment company, if the shares or Funds are no longer available for investment or if in our judgement, further investment in any Fund should become inappropriate in view of the purpose of the contract. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account No. 2 without at least 30 days notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent Separate Account No. 2 from purchasing other securities for other series or classes of contracts, or from permitting conversion between series or classes of contracts on the basis of requests made by owners.

                        We reserve the right to establish additional Divisions of Separate Account No. 2, each of which would invest in a new Fund of General American Capital Company or in shares of another open-end investment company and to make such Divisions available to whatever class or series of contracts as we choose. We also reserve the right to eliminate or combine existing Divisions of Separate Account No. 2 or to transfer assets between Divisions.

                        If we consider it to be in the best interest of persons having voting privileges under the contracts, Separate Account No. 2 may be operated as a management company under the Investment Company Act of 1940. It may be deregistered under that Act in the event registration is no longer required. It may be combined with other separate accounts, or its assets may be transferred to other separate accounts.


                        9.    BENEFITS ON LAPSE OR SURRENDER

NON-FORFEITURE          You may elect either of the following non-forfeiture
OPTION                  options by writing to us at our Home Office prior to the
                        death of the Annuitant and prior to the annuity commencement date. If you do not elect a nonforfeiture option within 31 days after the date of default in stipulated payments, we shall continue this contract under the Paid-up Annuity provision from the date of default.

CASH SURRENDER          You may, while the Annuitant is alive and prior to the
                        maturity date, surrender this contract for its Net
                        Accumulated Value. During the first nine contract years, we shall deduct a surrender charge from the accumulated value of the contract as of the date of surrender. (See
                        Contingent Deferred Sales Charge.) We may defer payment of the Net Accumulated Value for a period of six months.

PAID-UP                 You may continue this contract so that at the annuity
ANNUITY                 commencement date benefits as provided by the then
                        existing accumulation units may be received. The death benefit prior to the annuity commencement date is as stated under the section titled Death Benefit.


                                    4.03

CONTINGENT              Upon surrender of the contract or partial withdrawal of
DEFERRED SALES          funds on deposit, General American will apply a
CHARGE                  contingent deferred sales charge. Charges for partial
                        withdrawal will be deducted from the individual's account value remaining after the distribution of the partial withdrawal (i.e., the total amount deducted from the individual's account value will be a combination of the amount paid to the individual plus the charge).
                        In the case of a full surrender, the surrender charge is deducted from the amount paid to the Contract Owner. The contingent deferred sales charge will never be more than the lesser of 9% of total net contributions to the contract or the percentage of the amount received by the Contract Owner or participant shown in the following schedule:

                                                          Surrender/Withdrawal
                                    Contract Year               Charges
                                          1                       9%
                                          2                       8%
                                          3                       7%
                                          4                       6%
                                          5                       5%
                                          6                       4%
                                          7                       3%
                                          8                       2%
                                          9                       1%

                        There will be no contingent deferred sales charge after the ninth contract year. In addition, contingent deferred sales charges are not applied in the event of death or disability, while this contract is in force, or annuitization after five contract years. If you are within the nine year deferred sales charge period (the first nine contract years), you may withdraw up to 10% of the account value per year without incurring a contingent deferred sales charge.

                        The contingent deferred sales charge will be allocated pro rata among the Divisions of Separate Account No. 2 and the General Account based on the values held in the Divisions of Separate Account No. 2 and the General Account prior to the surrender.


                                    4.04

                        10.  ANNUITY PROVISIONS

ANNUITY                 The annuity commencement date is shown on the Policy
COMMENCEMENT            Specifications page, unless this date has been changed
DATE                    by you. Any change must be made in writing to us at our
                        Home Office at least 30 days before the earlier of the then effective and the newly designated annuity commencement date.

ELECTION OF             The Annuity Option is shown on the Policy Specifications
OPTION                  page, unless you have changed it. Any change in option
                        must be made in writing to us at the Home Office at least 30 days before the date such election is to become effective.

                        You, or if you have not done so, the Beneficiary after the death of the Annuitant, may elect instead of payment in one sum, that any amount due by us under this contract to the Beneficiary be applied under any of the options described below. If an election is not made within one year after the death of the Annuitant by written notice to us at our Home Office, such payment will be made in one sum.

                        If Option 2 or 5 is elected, installments may not be guaranteed for a period longer than the life expectancy of the Annuitant.

ANNUITY OPTIONS         (See Annuity Option Tables at the end of this contract.)
                        At the maturity of this contract, the proceeds may be placed under any of the following options:

                        OPTION 1.   LIFE ANNUITY. We will pay a monthly income
                                    during a person's lifetime, which will cease with the last installment preceding the death of that person.

                        OPTION 2.   LIFE ANNUITY WITH 60, 120, 180, OR 240
                                    MONTHLY INSTALLMENTS GUARANTEED. We will pay a monthly income during a person's lifetime with the guarantee that if, at death of the person, installments have been made for less than 60 months, 120 months, 180 month, or 240 months, as elected, installments will be continued to the Beneficiary during the remainder of the elected period.

                        OPTION 3.   UNIT REFUND LIFE ANNUITY. We will pay a
                                    monthly income during a person's lifetime that will cease with the last installment due prior to the death of that person, with the guarantee: that, at the death of the pay:, the Beneficiary will receive an additional payment of the dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total applied under the option divided by the annuity unit value at the annuity commencement date and (b) is the number of annuity units represented by each installment multiplied by the number of installments made. Such dollar value will be determined by multiplying the above number of annuity units by the annuity unit value on the Business Day coincident with or next following the date on which written notice of death is received by us at our Home
                                    Office.

                        OPTION 4.   JOINT AND SURVIVOR INCOME FOR LIFE. We will
                                    pay monthly installments jointly to two
                                    payees if both are living when the
                                    installments become payable. The Annuitant will be designated as primary pay:. Full installments will continue so long as the primary pay: is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other pay:
                                    during his or her lifetime.

                        OPTION 5.   INCOME FOR A FIXED PERIOD. We will pay the
                                    proceeds in equal installments over a period of from 3 to 3O years. The amount of each installment will be based upon the period and the frequency of the installments selected from Option 5 Table.

                        OPTION 6.   INCOME OF A FIXED AMOUNT. We will pay the
                                    proceeds in equal installments in the amount and at the intervals agreed upon until the proceeds applied under this option, with interest credited at the current annual rate, are exhausted. The final installment


                                    5.01
                                    will be for the then remaining balance only.
                                    At any time the then current pay: may
                                    withdraw the remaining balance in a single sum.

DATE OF                 The first payment under any option shall be made on the
PAYMENT                 annuity commencement date or upon the date of surrender
                        or as of the date on which written notice of death is received by us at the Home Office, as applicable.

ALLOCATION              When you elect one of the first five options, you may
OF ANNUITY              further elect to have the annuity purchased in the
                        form of the variable annuity, guaranteed annuity, or a combination of both.

                        If you elect Option 6 you may specify whether the net investment factor for one or more Divisions of Separate Account No. 2 or the General Account is to apply, or whether the amount due shall be split among the various Divisions of Separate Account No. 2 and the General Account. If no election is made to the contrary on these options, that portion of accumulated value in the Division of Separate Account No. 2 will be applied to provide a variable annuity and that portion in the General Account will be applied to provide a guaranteed annuity.

                        We guarantee that the dollar amounts of variable annuity benefits will not be adversely affected by our actual expense and mortality results.

MINIMUM                 The minimum amount for each payee that can be placed
AMOUNTS                 under an option and the minimum amount of any payments
                        under an option will be based on our rules at the time the option is to become effective.

                        The minimum amount to be placed under an option is $5,000, and the minimum amount of any payment is $50 per month, unless these amounts are waived by us.

GUARANTEED              We use a guaranteed effective annual rate of 4% in
ANNUITY OPTION          computing payments under all options.
INTEREST RATE

FIRST PAYMENT           We shall make the first payment as of the option
                        effective date.

PAYEE A person who receives benefits under an option is a payee. Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership. If a payee dies on or after the annuity commencement date, any unpaid policy proceeds must be paid under the method of payment being used as of the date of his or her death.

CONTINGENT PAYEE        The payee may name contingent payees, subject to any
                        restrictions under an annuity option chosen during the Annuitant's lifetime, under the following conditions:

                        (1)  If you are the payee; or

                        (2) If at any time after the Annuitant's death and during the option period no previously named contingent payee is living.

                        The named Contingent Payee will be disregarded if making that person or entity the Contingent Payee would prevent treatment of this contract as an annuity for federal income tax purposes.

                        Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our Home Office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.


                                    5.02

LIFE INCOME             Life Income Options are based on the payee's sex and age
OPTIONS                 nearest birthday on the annuity option effective date.
                        We have the right to require satisfactory proof of age and sex. If age or sex has been incorrectly stated, the proper adjustments in payments will be made. We may also require proof that the payee is living on any payment due date.

DEATH OF                If a payee dies, any installments still payable under a
PAYEE                   specified certain period will be paid as they become due
                        to the surviving or next succeeding payee. If no designated payee survives, the commuted value of any unpaid installments will be paid in one sum to the estate of the last payee to die.

RIGHTS UNDER            No payee has the right to make any change in the
ANNUITY OPTIONS         provisions of the agreement or to receive the benefits
                        in any manner other than that stated in the agreement, unless such right was reserved in the agreement. We shall not make any payments in advance, nor commute installments under any life income option.

BASIS OF                Commutation of installments for other than life income
COMMUTATION             options will be at the effective annual rate of 4%
                        compounded annually.

EXTENDED                Provisions for settlement of benefits different from
PROVISIONS              those stated in this contract may only be made upon
                        written agreement with us.

COMPANY                 We shall be fully discharged by any payment we make
LIABILITY               before a written request for an election, change, or
                        revocation was made and is received in our Home
                        Office.


                                    5.03

                        11.    PERSONS WITH AN INTEREST IN THE CONTRACT

OWNERSHIP               The original owner of this contract is
                        shown in the application. At any time when ownership is to be determined, any person(s) whose rights of ownership are then contingent upon the occurrence of a future event shall not possess the rights of ownership. The owner(s) while possessing ownership shall have the exclusive power to exercise all rights, enjoy all privileges, and receive all benefits which are available under the contract.
                        Subject to the provisions of this contract, and to our requirements, ownership may be transferred or changed, in which event ownership shall be governed by the terms of the contract as modified by subsequent changes and transfers.

THE BENEFICIARY         The Beneficiary is the person or persons who will
                        receive any proceeds payable in the event of the death of the Annuitant, in accordance with this provision. The original Beneficiary is shown in the application.
                        Subject to any assignment of a contract, the Beneficiary designation may be changed during the lifetime of the Annuitant by filing a proper written request acceptable to us at our Home Office. If the joint and survivor option is selected, the Annuitant may not change the designation of a joint Annuitant after installments begin. We reserve the right to require the contract for endorsement. A change of Beneficiary designation will not become effective unless accepted in writing by us at our Home Office at which time it will be effective as of the date of the request, but without prejudice to the company on account of any benefit paid before receipt of such request at our Home Office. A Beneficiary who becomes entitled to receive benefits under this contract may also designate, in the same manner, a Beneficiary to receive any benefits which may become payable under this contract by reason of death. If a Beneficiary has not been designated by a payee or if a Beneficiary designated by a payee is not living on the date a lump sum death benefit is payable, or on the date any installment payments are to be continued, as a result of the death of such payee, the company will pay the lump sum death benefit for the commuted value of the installment payments to the former payee's spouse. If the spouse is not living at the death of the payee, then payments will be made equally to the payee's children who survive him. If the children are not surviving, then payments will be made to either the surviving father or mother or to both equally if both survive. If none of the above survive the payee, then payments will be made to his executors or administrators.

                        12.    DEATH BENEFIT

                        When we receive due proof of the death of the Annuitant that occurs before the annuity commencement date, we will pay to the Beneficiary the accumulated value of the contract. The Accumulated Value includes interest from the date of death to the date of settlement at an annual rate determined by us, but not less than that required by law. If you die before the retirement date, this policy will no longer be in force. We will pay your interest in the contract to the Beneficiary in a lump sum upon receiving proof of your death.

                        This payment must be made within five (5) years after the date of your death. If, however, you or the Beneficiary make a written choice of one of the two options described below, and if your choice is clear to us, we will treat the proceeds as you or the Beneficiary have chosen. The two options are:

                        (i) Leave the proceeds of the contract with us as provided under Option 6 of the Annuity Provisions Section of this contract. Any amount remaining unpaid under Option 6 will, however, be paid in a lump sum to the Beneficiary before the end of the fifth year after your death.

                        (ii)  Buy an immediate annuity for the
                              Beneficiary, who will be the owner and
                              Annuitant. Payments under the annuity, or under any other method of payment we make available, must be for the life of the Beneficiary, or for a number of years that is not more than the life expectancy of the Beneficiary at the time of your death (as determined for federal tax purposes), and must begin within one year after your death.


                                    6.01

                        However, if you die before the annuity commencement date and your spouse is the Beneficiary, no proceeds will be paid to him or her, instead, this contract continues with your surviving spouse as the new owner.

                        If no Beneficiary survives you and you die before the annuity commencement date, payment of the proceeds will be made in a lump sum to your estate.

                        Assignments and Transfers - You may not transfer, sell, assign, discount, or pledge this policy for a loan or as security for the performance of an obligation or any other purpose, to any person other than to us at our Home Office.

                        13.    THE CONTRACT

WHAT CONSTITUTES        This contract and the application, a copy of which is
THE CONTRACT            attached to and made a part of the contract, are the
                        entire contract. This contract will be subject to all of the provisions of the Investment Company Act of 1940 at all times during which General American Separate Account
                        No. 2 is registered under such act as a unit investment trust.

STATEMENTS IN           All statements made by the Annuitant on his behalf, or
APPLICATION             by the applicant, will be deemed representations and not
                        warranties, except in the case of fraud. Misstatements will not be used to void the contract or deny a claim unless made in the application.

MODIFICATION            No condition or provision of the contract can be waived
OR WAIVER OF            or modified except by a written instrument signed by the
PROVISIONS              president, a vice president, the secretary, or an
                        assistant secretary. No other agent has authority to alter or modify any terms, conditions, or agreements of this contract, or to waive any of its provisions.

INCONTESTABILITY        We cannot contest this contract, except for nonpayment
                        of stipulated payments or premiums, after it has been in force for a period of two years from the date of issue.
                        This provision will not apply to any supplemental agreement relating to total and permanent disability benefits.

INCORRECT               If the age at issue or sex of the Annuitant as shown on
AGE OR SEX              the contract schedule is incorrect, any benefit payable
                        under a supplemental agreement will be such as the premiums paid would have purchased at the correct age at issue and sex. After we begin paying monthly income installments appropriate adjustment will be made in any remaining installments.

                        Any underpayment(s) as a result of a misstatement will be paid in one lump sum to the annuitant. Any overpayment(s) as a result of a misstatement will be deducted from the current or succeeding payment(s) due under the contract.

ADMISSION               If we receive satisfactory proof of age, we shall admit
OF AGE                  the age of the Annuitant. In that event we shall issue a
                        certificate evidencing such admission.

RELIANCE ON             In determining any facts relating to the making of any
AFFIDAVIT OR            payments under this contract, we in our discretion, may
OTHER DOCUMENTS         in good faith rely solely upon proof of affidavit or
                        other written statements or documents.


                                    6.02

DATES AND               The date of issue is the date as to which the age at
AGE AT                  issue was determined and from which stipulated payment
ISSUE DEFINED           and premium due dates, contract months, contract years,
                        and contract anniversaries are determined. Each contract begins on the same day and each calendar month as that specified in the date of issue, but if there is no same day then on the last day of such calendar month.
                        Contract years begin on the date of issue and on anniversaries of that date. The age at issue is the age nearest birthday of the Annuitant on the date of issue, based on calendar months.

CLAIMS OF               To the extent permitted by law, neither the contract nor
CREDITORS               any payment under it will be subject to the claim of
                        creditors or to any legal process.

DELAY OF PAYMENT        We may delay paying the amount of any withdrawal or any
                        surrender benefit from the General Account for up to six months after a request is received by us.

CONFORMITY              If any provision in this contract is in conflict with
WITH STATUTES           the laws of the state which govern this contract, the
                        provision will be deemed to be amended to conform with such laws.

ADJUSTMENT              If there are any proceeds due on any maturity date under
OF MONTHLY              an assignment, the proceeds shall be paid in one
INCOME                  lump sum at that time. Such payment shall not affect
                        the time or manner that any other proceeds are payable under the terms of this contract.

RELATIONSHIP OF         We shall have exclusive and absolute ownership and
THIS CONTRACT           control of the assets of our General Account. The method
TO COMPANY              of determination by us of the value of an accumulation
ACCOUNTS                unit or an Annuity Unit will be conclusive upon you and
                        any Beneficiary.

CONTRACTOWNER           We shall provide confirmation notices and other reports
REPORTS                 to you as required by federal and state regulations.
                        We shall send you a financial statement of Separate
                        Account No. 2 at least semiannually and a statement of the contract value at least annually.

                                    6.03

       TABLE OF GENERAL ACCOUNT GUARANTEED ACCUMULATION VALUES
       (NOTE: THIS TABLE IS NOT APPLICABLE TO ANY ACCUMULATIONS
                 IN A DIVISION OF SEPARATE ACCOUNT 2)

THE FOLLOWING TABLE SHOWS THE GUARANTEED ACCUMULATION VALUE AND THE GUARANTEE SURRENDER VALUE IN THE GENERAL ACCOUNT `PORTION OF YOUR CONTRACT WITH AN ANNUAL STIPULATED PAYMENT OF $1,000.00. THE VALUES SHOWN DO NOT REFLECT ANY PAYMENT OF ANNUAL DIVIDENDS. THIS TABLE ASSUMES THAT (1) ALL OF THE ANNUAL STIPULATED PAYMENT IS ALLOCATED TO THE GENERAL ACCOUNT. (2) YOU WILL PAY ALL ANNUAL STIPULATED PAYMENTS THEN DUE ON THE POLICY ISSUE DATE OR ANY ANNIVERSARY THEREOF. (3) THE COST OF ANY SUPPLEMENTAL AGREEMENT OR PREMIUM TAX IS NOT INCLUDED IN THE $1,000.00 FIGURE AND (4) YOU MAKE NO WITHDRAWALS FROM THE GENERAL ACCOUNT PORTION OF THE CONTRACT.

                                                                                           GUARANTEED
                                  GUARANTEED                           GUARANTEED          EFFECTIVE
                                  ACCUMULATED          CONTINGENT      SURRENDER            RATE OF
                                     VALUE              DEFERRED          VALUE              RETURN
CONTRACT       STIPULATED            AT END              SALES           AT END            AFTER ALL
  YEAR          PAYMENT             OF YEAR               AGE           OF YEAR             CHARGES
------------------------------------------------------------------------------------------------------
    1          $1,000.00           $ 1,040.00           $ 84.24        $   955.76            -4.42%
    2           1,000.00             2,121.60            152.76          1,968.84            -1.04%
    3           1,000.00             3,246.46            204.53          3,041.94             0.70%
    4           1,000.00             4,416.32            238.48          4,177.84             1.75%
    5           1,000.00             5,632.98            253.48          5,379.49             2.45%
------------------------------------------------------------------------------------------------------
    6           1,000.00             6,898.29            248.34          6,649.96             2.95%
    7           1,000.00             8,214.23            221.78          7,992.44             3.32%
    8           1,000.00             9,582.80            172.49          9,410.30             3.60%
    9           1,000.00            11,006.11             99.05         10,907.05             3.82%
   10           1,000.00            12,486.35              0.00         12,486.35             4.00%
------------------------------------------------------------------------------------------------------
   11           1,000.00            14,025.81              0.00         14,025.81             4.00%
   12           1,000.00            15,626.84              0.00         15,626.84             4.00%
   13           1,000.00            17,291.91              0.00         17,291.91             4.00%
   14           1,000.00            19,023.59              0.00         19,023.59             4.00%
   15           1,000.00            20,824.53              0.00         20,824.53             4.00%
------------------------------------------------------------------------------------------------------
   16           1,000.00            22,697.51              0.00         22,697.51             4.00%
   17           1,000.00            24,645.41              0.00         24,645.41             4.00%
   18           1,000.00            26,671.23              0.00         26,671.23             4.00%
   19           1,000.00            28,778.08              0.00         28,778.08             4.00%
   20           1,000.00            30,969.20              0.00         30,969.20             4.00%
------------------------------------------------------------------------------------------------------
   30           1,000.00            58,328.34              0.00         58,328.34             4.00%
------------------------------------------------------------------------------------------------------
   40           1,000.00            98,826.54              0.00         98,826.54             4.00%
------------------------------------------------------------------------------------------------------

<F*>THE GUARANTEED ACCUMULATION VALUE IN THE GENERAL ACCOUNT IS THE ACCUMULATED
VALUE OF THE NET STIPULATED PAYMENTS AT THE GUARANTEED 4 PERCENT INTEREST RATE

EACH CONTRACTOWNER WILL BE SENT AN ANNUAL STATEMENT OF THE NUMBER OF ACCUMULATION UNITS GRANTED TO HIM AS OF THE END OF THE PRECEDING CONTRACT YEAR AND OF THE VALUE OF AN ACCUMULATION UNIT AT THAT TIME.

THE ANNUAL STATEMENT WILL PROVIDE ALL OF THE INFORMATION REQUIRED BY ANY APPLICABLE LAW OF THE STATE THAT GOVERNS YOUR POLICY.

THE MORTALITY TABLE USED IN COMPUTING ANNUITY OPTIONS UNDER THIS CONTRACT IS 1983 INDIVIDUAL ANNUITY MORTALITY TABLE.

                                    7.01

                                             ANNUITY OPTION TABLES

                                                FOR EACH $1,000
--------------------------------------------------------------------------------------------------------------------------
                  OPTION 1                             OPTION 2                            OPTION 3        OPTION 5
--------------------------------------------------------------------------------------------------------------------------
 AGE OF PAYEE       LIFE         60 MONTHS     120 MONTHS     180 MONTHS     240 MONTHS      UNIT        INCOME FOR A
MALE    FEMALE    ANNUITY        GUARANTY       GUARANTY       GUARANTY       GUARANTY      REFUND       FIXED PERIOD
--------------------------------------------------------------------------------------------------------------------------
                                                                                                      YEARS     MONTHLY
                                                                                                     CERTAIN  INSTALLMENTS
                                                                                                    ----------------------
45        50      $ 4.53         $ 4.52          $4.50          $4.40          $4.40       $4.38
46        51        4.59           4.58           4.55           4.51           4.45        4.43
47        52        4.65           4.64           4.61           4.56           4.50        4.48
48        53        4.72           4.71           4.67           4.62           4.55        4.53        3       $29.39
49        54        4.79           4.77           4.74           4.68           4.60        4.59        4        22.47
--------------------------------------------------------------------------------------------------------------------------
50        55        4.86           4.85           4.81           4.74           4.65        4.64        5        18.32
51        56        4.94           4.92           4.88           4.80           4.71        4.70        6        15.56
52        57        5.02           5.00           4.95           4.87           4.76        4.76        7        13.59
53        58        5.10           5.08           5.03           4.94           4.82        4.83        8        12.11
54        59        5.19           5.12           5.11           5.01           4.88        4.90        9        10.97
--------------------------------------------------------------------------------------------------------------------------
55        60        5.29           5.26           5.20           5.09           4.94        4.97       10        10.06
56        61        5.39           5.36           5.29           5.17           5.00        5.04       11         9.31
57        62        5.49           5.47           5.38           5.25           5.06        5.12       12         8.69
58        63        5.61           5.58           5.48           5.33           5.12        5.21       13         8.17
59        64        5.73           5.70           5.59           5.42           5.18        5.29       14         7.72
--------------------------------------------------------------------------------------------------------------------------
60        65        5.86           5.82           5.70           5.51           5.24        5.39       15         7.34
61        66        6.00           5.96           5.82           5.60           5.31        5.48       16         7.00
62        67        6.15           6.10           5.95           5.69           5.37        5.58       17         6.70
63        68        6.32           6.26           6.08           5.75           5.43        5.69       18         6.44
64        69        6.49           6.42           6.21           5.59           5.48        5.90       19         6.21
--------------------------------------------------------------------------------------------------------------------------
65        70        6.68           6.60           6.35           5.98           5.54        5.92       20         6.00
66        71        6.88           6.78           6.50           6.08           6.59        6.04       21         5.81
67        72        7.09           6.98           6.65           5.18           5.64        6.17       22         5.64
68        73        7.31           7.18           6.81           6.28           5.69        6.30       23         5.49
69        74        7.56           7.40           6.97           6.37           5.73        6.44       24         5.35
--------------------------------------------------------------------------------------------------------------------------
70        75        7.82           7.64           7.14           6.47           5.77        6.59       25         5.22
71        76        8.09           7.88           7.31           6.55           5.81        5.74       26         5.10
72        77        8.39           8.14           7.48           6.64           5.84        6.91       27         4.99
73        78        8.71           8.41           7.65           6.72           5.87        7.07       28         4.89
74        79        9.05           8.70           7.83           6.90           5.89        7.25       29         4.80
--------------------------------------------------------------------------------------------------------------------------
75        80        9.41           9.00           8.00           6.87           5.91        7.44       30         4.72
76        81        9.81           9.32           8.17           6.93           5.93        7.63
77        82       10.23           9.65           8.34           6.99           5.95        7.83
78        83       10.68           9.99           8.50           7.05           5.96        8.05
79        84       11.16          10.35           8.66           7.10           5.97        8.28
--------------------------------------------------------------------------------------------------------------------------
80       85 &      11.68          10.72           8.81           7.14           5.98        8.49
81       OVER      12.23          11.09           8.95           7.18           5.99        8.74
82                 12.91          11.47           9.09           7.21           5.99        9.00
83                 13.44          11.86           9.21           7.23           5.99        9.29
84                 14.09          12.25           9.32           7.26           6.00        9.51
--------------------------------------------------------------------------------------------------------------------------
85 &               14.79          12.64           9.43           7.28           6.00        9.80
OVER
--------------------------------------------------------------------------------------------------------------------------


                                    7.02

                                            ANNUITY OPTION TABLES (CONTD)

                                                  FOR EACH $1,000

------------------------------------------------------------------------------------------------------------
                        OPTION 4-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
------------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                       AGE OF SECONDARY PAYEE
 PAYEE
------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
------------------------------------------------------------------------------------------------------------
50     55    $4.15    $4.22    $4.24    $4.27    $4.30    $4.32    $4.35    $4.37    $4.40    $4.43    $4.45
51     56     4.21     4.23     4.26     4.29     4.32     4.35     4.38     4.40     4.43     4.46     4.48
52     57     4.22     4.25     4.28     4.31     4.34     4.37     4.40     4.43     4.46     4.49     4.52
53     58     4.24     4.27     4.30     4.33     4.37     4.40     4.43     4.46     4.49     4.52     4.55
54     59     4.25     4.29     4.32     4.35     4.39     4.42     4.46     4.49     4.52     4.56     4.59
------------------------------------------------------------------------------------------------------------
55     60     4.27     4.30     4.34     4.37     4.41     4.45     4.48     4.52     4.55     4.59     4.62
56     61     4.28     4.32     4.36     4.39     4.43     4.47     4.51     4.54     4.58     4.62     4.66
57     62     4.30     4.33     4.37     4.41     4.45     4.49     4.53     4.57     4.61     4.65     4.69
58     63     4.31     4.35     4.39     4.43     4.47     4.51     4.55     4.60     4.64     4.68     4.73
59     64     4.32     4.36     4.40     4.45     4.49     4.53     4.58     4.62     4.67     4.71     4.76
------------------------------------------------------------------------------------------------------------
60     65     4.34     4.38     4.42     4.46     4.51     4.55     4.60     4.65     4.69     4.74     4.79
61     66     4.35     4.39     4.43     4.48     4.53     4.57     4.62     4.67     4.72     4.77     4.82
62     57     4.36     4.40     4.45     4.48     4.54     4.59     4.64     4.69     4.75     4.80     4.85
63     58     4.37     4.41     4.46     4.51     4.56     4.61     4.66     4.71     4.77     4.83     4.88
64     59     4.38     4.42     4.47     4.52     4.57     4.63     4.68     4.74     4.79     4.85     4.91
------------------------------------------------------------------------------------------------------------
65     70     4.39     4.43     4.48     4.53     4.55     4.64     4.70     4.76     4.81     4.88     4.94
66     71     4.40     4.44     4.49     4.55     4.60     4.66     4.71     4.77     4.84     4.90     4.96
67     72     4.40     4.45     4.50     4.56     4.61     4.67     4.73     4.79     4.86     4.92     4.99
68     73     4.41     4.46     4.51     4.57     4.63     4.68     4.75     4.81     4.87     4.94     5.01
69     74     4.42     4.47     4.52     4.58     4.64     4.70     4.76     4.82     4.89     4.96     5.03
------------------------------------------------------------------------------------------------------------
70     75     4.43     4.48     4.53     4.59     4.65     4.71     4.77     4.84     4.91     4.98     5.06
71     76     4.43     4.48     4.54     4.60     4.66     4.72     4.78     4.85     4.92     5.00     5.08
72     77     4.44     4.49     4.55     4.60     4.67     4.73     4.80     4.87     4.94     5.01     5.09
73     78     4.44     4.50     4.55     4.61     4.67     4.74     4.81     4.88     4.95     5.03     5.11
74     79     4.45     4.50     4.56     4.62     4.68     4.75     4.82     4.89     4.96     5.04     5.13
------------------------------------------------------------------------------------------------------------
75     80     4.45     4.51     4.56     4.63     4.69     4.76     4.83     4.90     4.98     5.06     5.14
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                               AGE OF SECONDARY PAYEE
 PAYEE
----------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
----------------------------------------------------------------------------------------------------
     FEMALE    61       62       63       64       65       66       67       68       69       70
----------------------------------------------------------------------------------------------------
50     55    $4.47    $4.50    $4.52    $4.54    $4.56    $4.58    $4.60    $4.62    $4.64    $4.65
51     56     4.51     4.54     4.56     4.58     4.61     4.63     4.65     4.67     4.69     4.71
52     57     4.55     4.57     4.60     4.63     4.65     4.68     4.70     4.72     4.74     4.76
53     58     4.58     4.61     4.64     4.67     4.70     4.73     4.75     4.78     4.80     4.82
54     59     4.62     4.65     4.69     4.72     4.75     4.78     4.80     4.83     4.86     4.88
----------------------------------------------------------------------------------------------------
55     60     4.66     4.69     4.73     4.76     4.78     4.83     4.86     4.89     4.91     4.94
56     61     4.70     4.73     4.77     4.81     4.84     4.88     4.91     4.94     4.97     5.00
57     62     4.73     4.77     4.81     4.85     4.89     4.93     4.96     5.00     5.03     5.07
58     63     4.77     4.81     4.85     4.90     4.94     4.98     5.02     5.06     5.10     5.13
59     64     4.80     4.85     4.90     4.94     4.99     5.03     5.07     5.12     5.16     5.20
----------------------------------------------------------------------------------------------------
60     65     4.84     4.89     4.94     4.99     5.03     5.08     5.13     5.18     5.22     5.27
61     66     4.87     4.93     4.98     5.03     5.08     5.13     5.19     5.24     5.28     5.33
62     57     4.91     4.96     5.02     5.07     5.13     5.19     5.24     5.30     5.35     5.40
63     58     4.94     5.00     5.06     5.12     5.18     5.24     5.30     5.35     5.41     5.47
64     59     4.97     5.03     5.10     5.16     5.22     5.29     5.35     5.41     5.48     5.54
----------------------------------------------------------------------------------------------------
65     70     5.00     5.07     5.13     5.20     5.27     5.34     5.40     5.47     5.54     5.61
66     71     5.03     5.10     5.17     5.24     5.31     5.38     5.46     5.53     5.60     5.68
67     72     5.06     5.13     5.20     5.28     5.35     5.43     5.51     5.59     5.66     5.74
68     73     5.09     5.16     5.24     5.31     5.39     5.48     5.56     5.64     5.73     5.81
69     74     5.11     5.19     5.27     5.35     5.43     5.52     5.61     5.69     5.78     5.97
----------------------------------------------------------------------------------------------------
70     75     5.13     5.21     5.30     5.38     5.47     5.56     5.65     5.75     5.84     5.94
71     76     5.16     5.24     5.33     5.41     5.51     5.60     5.70     5.79     5.90     6.00
72     77     5.18     5.26     5.35     5.44     5.54     5.64     5.74     5.84     5.95     6.06
73     78     5.20     5.28     5.38     5.47     5.57     5.67     5.78     5.89     6.00     6.11
74     79     5.21     5.31     5.40     5.50     5.60     5.71     5.82     5.93     6.05     6.17
----------------------------------------------------------------------------------------------------
75     80     5.23     5.32     5.42     5.52     5.63     5.74     5.85     5.97     6.09     6.22
----------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                        OPTION 4-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
------------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                       AGE OF SECONDARY PAYEE
 PAYEE
------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
------------------------------------------------------------------------------------------------------------
50     55    $4.50    $4.51    $4.53    $4.55    $4.56    $4.58    $4.59    $4.60    $4.62    $4.63    $4.65
51     56     4.54     4.56     4.57     4.59     4.61     4.62     4.64     4.65     4.67     4.68     4.70
52     57     4.59     4.60     4.62     4.64     4.66     4.67     4.69     4.71     4.72     4.74     4.75
53     58     4.63     4.65     4.67     4.69     4.70     4.72     4.74     4.76     4.78     4.80     4.81
54     59     4.68     4.70     4.72     4.74     4.76     4.78     4.80     4.81     4.83     4.85     4.87
------------------------------------------------------------------------------------------------------------
55     60     4.72     4.74     4.77     4.79     4.81     4.83     4.85     4.87     4.89     4.91     4.93
56     61     4.77     4.79     4.82     4.84     4.86     4.88     4.91     4.93     4.95     4.97     5.00
57     62     4.82     4.85     4.87     4.89     4.92     4.94     4.97     4.99     5.01     5.04     5.06
58     63     4.87     4.90     4.92     4.94     4.98     5.00     5.03     5.05     5.08     5.10     5.13
59     64     4.93     4.95     4.98     5.01     5.03     5.06     5.09     5.12     5.14     5.17     5.20
------------------------------------------------------------------------------------------------------------
60     65     4.98     5.01     5.04     5.07     5.10     5.13     5.15     5.18     5.21     5.24     5.27
61     66     5.04     5.07     5.10     5.13     5.16     5.19     5.22     5.25     5.29     5.32     5.35
62     57     5.10     5.13     5.16     5.19     5.23     5.26     5.29     5.33     5.36     5.39     5.43
63     58     5.17     5.20     5.23     5.25     5.30     5.33     5.36     5.40     5.44     5.47     5.51
64     59     5.23     5.26     5.30     5.33     5.37     5.40     5.44     5.48     5.51     5.55     5.59
------------------------------------------------------------------------------------------------------------
65     70     5.30     5.33     5.36     5.40     5.44     5.48     5.51     5.55     5.59     5.64     5.68
66     71     5.36     5.40     5.44     5.47     5.51     5.55     5.59     5.64     5.68     5.72     5.77
67     72     5.43     5.47     5.51     5.55     5.59     5.63     5.67     5.72     5.76     5.81     5.86
68     73     5.50     5.54     5.58     5.62     5.67     5.71     5.76     5.80     5.85     5.90     5.95
69     74     5.58     5.62     5.66     5.70     5.75     5.79     5.84     5.89     5.94     5.98     6.04
------------------------------------------------------------------------------------------------------------
70     75     5.65     5.69     5.74     5.78     5.83     5.88     5.93     5.98     6.03     6.08     6.15
71     76     5.73     5.77     5.82     5.86     5.91     5.96     6.01     6.07     6.12     6.18     6.24
72     77     5.80     5.85     5.90     5.95     6.00     6.05     6.10     6.16     6.22     6.28     6.34
73     78     5.88     5.93     5.98     6.03     6.08     6.14     6.19     6.25     6.31     6.38     6.44
74     79     5.96     6.01     6.06     6.12     6.17     6.23     6.29     6.35     6.41     6.48     6.55
------------------------------------------------------------------------------------------------------------
75     80     6.05     6.10     6.15     6.20     6.26     6.32     6.38     6.44     6.51     6.58     6.65
------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                AGE OF SECONDARY PAYEE
 PAYEE
---------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
---------------------------------------------------------------------------------------------------
     FEMALE    61       62       63       64       65       66       67       68       69       70
---------------------------------------------------------------------------------------------------
50     55    $4.67    $4.68    $4.69    $4.70    $4.71    $4.72    $4.73    $4.74    $4.75    $4.75
51     56     4.71     4.73     4.74     4.75     4.75     4.77     4.78     4.79     4.80     4.81
52     57     4.77     4.79     4.80     4.81     4.83     4.84     4.85     4.86     4.88     4.89
53     58     4.83     4.85     4.86     4.88     4.89     4.91     4.92     4.93     4.95     4.96
54     59     4.89     4.91     4.93     4.94     4.96     4.97     4.99     5.00     5.02     5.03
---------------------------------------------------------------------------------------------------
55     60     4.95     4.97     4.99     5.01     5.03     5.04     5.06     5.08     5.09     5.11
56     61     5.02     5.04     5.06     5.08     5.10     5.12     5.14     5.15     5.17     5.19
57     62     5.09     5.11     5.13     5.15     5.17     5.20     5.22     5.24     5.25     5.27
58     63     5.16     5.18     5.20     5.23     5.25     5.28     5.30     5.32     5.34     5.36
59     64     5.23     5.25     5.28     5.31     5.33     5.36     5.38     5.41     5.43     5.45
---------------------------------------------------------------------------------------------------
60     65     5.30     5.33     5.36     5.39     5.42     5.44     5.47     5.50     5.52     5.55
61     66     5.38     5.41     5.44     5.47     5.51     5.54     5.56     5.59     5.62     5.65
62     57     5.46     5.50     5.53     5.56     5.60     5.63     5.66     5.69     5.72     5.75
63     58     5.54     5.58     5.62     5.65     5.69     5.73     5.76     5.80     5.83     5.86
64     59     5.63     5.67     5.71     5.75     5.79     5.83     5.87     5.90     5.94     5.98
---------------------------------------------------------------------------------------------------
65     70     5.72     5.76     5.80     5.85     5.89     5.93     5.97     6.01     6.06     6.10
66     71     5.81     5.86     5.90     5.95     5.99     6.04     6.08     6.13     6.17     6.22
67     72     5.90     5.95     6.00     6.05     6.10     6.15     6.20     6.25     6.30     6.35
68     73     6.00     6.05     6.10     6.16     6.21     6.26     6.32     6.37     6.42     6.48
69     74     6.10     6.15     6.21     6.26     6.32     6.38     6.44     6.49     6.55     6.61
---------------------------------------------------------------------------------------------------
70     75     6.20     6.26     6.31     6.38     6.44     6.50     6.56     6.62     6.69     6.75
71     76     6.30     6.36     6.42     6.49     6.55     6.62     6.69     6.75     6.82     6.89
72     77     6.40     6.47     6.54     6.60     6.67     6.74     6.82     6.89     6.96     7.04
73     78     6.51     6.58     6.65     6.72     6.79     6.87     6.95     7.03     7.10     7.18
74     79     6.62     6.69     6.76     6.84     6.92     7.00     7.08     7.17     7.25     7.34
---------------------------------------------------------------------------------------------------
75     80     6.73     6.80     6.88     6.96     7.04     7.13     7.22     7.31     7.40     7.49
---------------------------------------------------------------------------------------------------


                                    7.03

                                          ANNUITY OPTION TABLES (CONTD)

                                               FOR EACH $1,000

------------------------------------------------------------------------------------------------------------
                   OPTION 4-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
------------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                       AGE OF SECONDARY PAYEE
 PAYEE
------------------------------------------------------------------------------------------------------------
MALE           45       46       47       48       49       50       51       52       53       54       55
------------------------------------------------------------------------------------------------------------
     FEMALE    50       51       52       53       54       55       56       57       58       59       60
------------------------------------------------------------------------------------------------------------
50     55    $4.39    $4.41    $4.43    $4.45    $4.47    $4.49    $4.51    $4.53    $4.54    $4.56    $4.58
51     56     4.42     4.44     4.47     4.49     4.51     4.53     4.55     4.57     4.59     4.61     4.63
52     57     4.46     4.48     4.50     4.52     4.55     4.57     4.59     4.61     4.63     4.65     4.67
53     58     4.49     4.52     4.54     4.56     4.59     4.61     4.63     4.66     4.68     4.70     4.72
54     59     4.53     4.55     4.58     4.60     4.63     4.65     4.68     4.70     4.73     4.75     4.77
------------------------------------------------------------------------------------------------------------
55     60     4.56     4.59     4.61     4.64     4.67     4.69     4.72     4.75     4.77     4.80     4.83
56     61     4.60     4.62     4.65     4.68     4.71     4.74     4.77     4.79     4.82     4.85     4.88
57     62     4.63     4.66     4.69     4.72     4.75     4.78     4.81     4.84     4.87     4.90     4.93
58     63     4.67     4.70     4.73     4.76     4.79     4.83     4.86     4.89     4.92     4.96     4.99
59     64     4.71     4.74     4.77     4.81     4.84     4.87     4.91     4.94     4.98     5.01     5.04
------------------------------------------------------------------------------------------------------------
60     65     4.75     4.78     4.81     4.85     4.88     4.92     4.96     4.99     5.03     5.07     5.10
61     66     4.79     4.82     4.86     4.89     4.93     4.97     5.01    5.043     5.08     5.12     5.16
62     57     4.83     4.86     4.90     4.94     4.98     5.02     5.06     5.10     5.14     5.18     5.22
63     58     4.87     4.91     4.94     4.98     5.02     5.07     5.11     5.15     5.19     5.24     5.28
64     59     4.91     4.95     4.99     5.03     5.07     5.12     5.16     5.20     5.25     5.30     5.34
------------------------------------------------------------------------------------------------------------
65     70     4.95     4.99     5.03     5.08     5.12     5.17     5.21     5.26     5.31     5.36     5.41
66     71     5.00     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.42     5.47
67     72     5.04     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54
68     73     5.08     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54     5.60
69     74     5.13     5.17     5.22     5.27     5.32     5.37     5.43     5.49     5.54     5.60     5.67
------------------------------------------------------------------------------------------------------------
70     75     5.17     5.22     5.27     5.32     5.37     5.43     5.48     5.54     5.60     5.67     5.73
71     76     5.22     5.27     5.32     5.37     5.42     5.48     5.54     5.60     5.66     5.73     5.80
72     77     5.26     5.31     5.37     5.42     5.48     5.53     5.60     5.66     5.72     5.79     5.86
73     78     5.31     5.36     5.41     5.47     5.53     5.59     5.65     5.72     5.78     5.85     5.93
74     79     5.36     5.41     5.47     5.52     5.58     5.64     5.71     5.77     5.84     5.92     5.99
------------------------------------------------------------------------------------------------------------
75     80     5.40     5.45     5.51     5.57     5.63     5.69     5.76     5.83     5.90     5.96     6.06
------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                 AGE OF SECONDARY PAYEE
 PAYEE
---------------------------------------------------------------------------------------------------
MALE           56       57       58       59       60       61       62       63       64       65
---------------------------------------------------------------------------------------------------
     FEMALE    61       62       63       64       65       66       67       68       69       70
---------------------------------------------------------------------------------------------------
50     55    $4.60    $4.61    $4.63    $4.64    $4.66    $4.67    $4.68    $4.70    $4.71    $4.72
51     56     4.64     4.66     4.68     4.70     4.71     4.73     4.74     4.76     4.77     4.78
52     57     4.69     4.71     4.73     4.75     4.77     4.78     4.80     4.82     4.83     4.85
53     58     4.74     4.77     4.79     4.81     4.83     4.84     4.86     4.88     4.90     4.91
54     59     4.80     4.82     4.84     4.86     4.89     4.91     4.93     4.94     4.96     4.95
---------------------------------------------------------------------------------------------------
55     60     4.85     4.88     4.90     4.92     4.95     4.97     4.99     5.01     5.03     5.05
56     61     4.91     4.93     4.96     4.99     5.01     5.04     5.06     5.08     5.10     5.13
57     62     4.96     4.99     5.02     5.05     5.08     5.10     5.13     5.15     5.18     5.20
58     63     5.02     5.05     5.08     5.11     5.14     5.17     5.20     5.23     5.26     5.28
59     64     5.08     5.11     5.15     5.18     5.21     5.24     5.28     5.31     5.34     5.35
---------------------------------------------------------------------------------------------------
60     65     5.14     5.18     5.21     5.25     5.28     5.32     5.35     5.38     5.42     5.45
61     66     5.20     5.24     5.28     5.32     5.36     5.38     5.43     5.47     5.50     5.54
62     57     5.26     5.31     5.35     5.39     5.43     5.47     5.51     5.55     5.59     5.63
63     58     5.33     5.37     5.42     5.46     5.51     5.55     5.60     5.64     5.68     5.73
64     59     5.39     5.44     5.49     5.54     5.59     5.64     5.68     5.73     5.79     5.92
---------------------------------------------------------------------------------------------------
65     70     5.46     5.51     5.56     5.61     5.67    5.732     5.77     5.82     5.87     5.92
66     71     5.52     5.58     5.64     5.69     5.75     5.80     5.86     5.92     5.97     6.03
67     72     5.59     5.65     5.71     5.77     5.83     5.89     5.95     6.01     6.07     6.13
68     73     5.66     5.72     5.78     5.85     5.91     5.98     6.04     6.11     6.17     6.24
69     74     5.73     5.79     5.86     5.93     5.99     6.06     6.13     6.20     6.27     6.35
---------------------------------------------------------------------------------------------------
70     75     5.80     5.86     5.93     6.01     6.08     6.15     6.23     6.30     6.38     6.45
71     76     5.87     5.94     6.01     6.09     6.16     6.24     6.32     6.40     6.48     6.57
72     77     5.93     6.01     6.09     6.17     6.25     6.33     6.41     6.50     6.59     6.68
73     78     6.00     6.08     6.16     6.25     6.33     6.42     6.51     6.60     6.69     6.79
74     79     6.07     6.15     6.24     6.33     6.42     6.51     6.60     6.70     6.80     6.90
---------------------------------------------------------------------------------------------------
75     80     6.14     6.23     6.31     6.41     6.50     6.60     6.70     6.80     6.91     7.01
---------------------------------------------------------------------------------------------------

                                   7.04